March 16, 1995



Securities and Exchange Commission
450 Fifth Street, N.C.
Washington, D. C.  20549

Re:  Nalco Chemical Company
        Form S-3
        File No. 33-57363

Ladies and Gentlemen:

	The undersigned, Nalco Chemical Company, hereby requests that the effectiveness of the above-referenced Registration Statement be accelerated so that said
 Registration Statement will become effective at 9:00 a.m., Washington, D.C.
 time, on March 20, 1995, or as soon thereafter as practicable.  In connection with this request, Nalco Chemical Company hereby confirms that it is aware of its responsibilities under the Securities Act of 1933 and the Securities
 Exchange Act of 1934 as they relate to the proposed public offering of the common stock registered on the above-referenced Registration Statement.

Very truly yours,

NALCO CHEMICAL COMPANY


BY_/s/ S. J. Gioimo_
     Suzzanne J. Gioimo
      Corporate Secretary